__________________________________________________________________________

__________________________________________________________________________







                         MATSON NAVIGATION COMPANY, INC.



                                  $50,000,000






                            PRIVATE SHELF AGREEMENT




                                 June 29, 2001






__________________________________________________________________________

__________________________________________________________________________

                               TABLE OF CONTENTS


SECTION                                                          PAGE NO.
-------                                                          --------

1.    AUTHORIZATION OF ISSUE OF NOTES..................................1

2A.   Intentionally Omitted............................................2
2B.   Purchase and Sale of Notes.......................................2
      2B(1).  Facility ................................................2
      2B(2).  Issuance Period..........................................2
      2B(3).  Request for Purchase.....................................2
      2B(4).  Rate Quotes..............................................3
      2B(5).  Acceptance...............................................3
      2B(6).  Market Disruption........................................4
      2B(7).  Facility Closings........................................4
      2B(8).  Fees.....................................................5
              2B(8)(i).  Structuring Fee...............................5
              2B(8)(ii)  Issuance Fee..................................5
              2B(8)(iii) Delayed Delivery Fee..........................5
              2B(8)(iv)  Cancellation Fee..............................5

3.    CONDITIONS OF CLOSING............................................6
3A.   Certain Documents................................................6
3B.   Representations and Warranties; No Default.......................7
3C.   Purchase Permitted by Applicable Laws............................7
3D.   Payment of Fees..................................................7

4.    PREPAYMENTS......................................................8
4A.   Required Prepayments of Notes....................................8
4B.   Optional Prepayment with Yield-Maintenance Amount................8
4C.   Notice of Optional Prepayment....................................8
4D.   Application of Prepayments.......................................8
4E.   Retirement of Notes..............................................8

5.    AFFIRMATIVE COVENANTS............................................9
5A.   Financial Statements.............................................9
5B.   Inspection of Property..........................................10
5C.   Covenant to Secure Note Equally.................................10
5D.   Information Required by Rule 144A...............................10
5E.   Maintenance of Properties; Insurance............................11

6.    NEGATIVE COVENANTS..............................................11
6A.   Financial Covenants.............................................11
      6A(1).  Working Capital Requirement.............................11
      6A(2).  Net Worth Requirement...................................11
      6A(3).  Fixed Charge Coverage Requirement.......................11
6B.   Dividend and Investment Limitation..............................11
6C.   Lien, Debt and Other Restrictions...............................11
      6C(1).  Liens...................................................11
      6C(2).  Funded Debt.............................................13
      6C(3).  Merger..................................................13
      6C(4).  Sale of Assets..........................................13
      6C(5).  Sale of Stock and Debt of Subsidiaries..................14
      6C(6).  Sale and Lease-Back.....................................14
      6C(7).  Transactions with Affiliates and Subsidiaries...........14
      6C(8).  Loans, Advances and Investments.........................14

7.    EVENTS OF DEFAULT 15
7A.   Acceleration....................................................15
7B.   Rescission of Acceleration......................................18
7C.   Notice of Acceleration or Rescission............................18
7D.   Other Remedies..................................................18

8.    REPRESENTATIONS, COVENANTS AND WARRANTIES.......................18
8A.   Organization....................................................19
8B.   Financial Statements............................................19
8C.   Actions Pending.................................................19
8D.   Outstanding Debt................................................20
8E.   Title to Properties.............................................20
8F.   Taxes...........................................................20
8G.   Conflicting Agreements and Other Matters........................20
8H.   Offering of the Notes...........................................20
8I.   Regulation U, etc...............................................21
8J.   ERISA...........................................................21
8K.   Governmental Consent............................................21
8L.   Holding Company and Investment Company Status...................21
8M.   Possession of Franchises, Licenses, etc.........................22
8N.   Environmental and Safety Matters................................22
8O.   Hostile Tender Offers...........................................22
8P.   Employee Relations..............................................22
8Q.   Regulations and Legislation.....................................22
8R.   Disclosure......................................................23

9.    REPRESENTATIONS OF EACH PURCHASER...............................23
9A.   Nature of Purchase..............................................23
9B.   Source of Funds.................................................23

10.   DEFINITIONS; ACCOUNTING MATTERS.................................23
10A.  Yield Maintenance Terms.........................................23
10B.  Other Terms.....................................................25
10C.  Accounting Principles, Terms and Determinations.................32

11.   MISCELLANEOUS...................................................33
11A.  Note Payments...................................................33
11B.  Expenses........................................................33
11C.  Consent to Amendments...........................................33
11D.  Form; Registration, Transfer and Exchange of Notes..............34
11E.  Persons Deemed Owners, Participations...........................35
11F.  Survival of Representations and Warranties; Entire Agreement....35
11G.  Successors and Assigns..........................................35
11H.  Independence of Covenants.......................................35
11I.  Notices.........................................................36
11J.  Descriptive Headings............................................36
11K.  Satisfaction Requirement........................................36
11L.  Governing Law...................................................36
11M.  Payments Due on Non-Business Days...............................37
11N.  Severability....................................................37
11O.  Severalty of Obligations........................................37
11P.  Counterparts....................................................37
11Q.  Binding Agreement...............................................38


SCHEDULES AND EXHIBITS
----------------------

Information Schedule
Exhibit A   --    Form of Note
Exhibit B   --    Form of Request for Purchase
Exhibit C   --    Form of Confirmation of Acceptance
Exhibit D   --    Form of Opinion of Company's General Counsel
Schedule 8G --    Agreements Restricting Incurrence of Debt

                       MATSON NAVIGATION COMPANY, INC.
                              333 Market Street
                       San Francisco, California  94120


                                             As of June 29, 2001


The Prudential Insurance Company
  of America ("PRUDENTIAL")
Each Prudential Affiliate (as hereinafter
defined) which becomes bound by certain
provisions of this Agreement as hereinafter
provided (together with Prudential,
the "PURCHASERS")
c/o Prudential Capital Group
Four Embarcadero Center
Suite 2700
San Francisco, CA  94111

Ladies and Gentlemen:

     The undersigned, Matson Navigation Company, Inc. (the "Company") hereby agrees with you as follows:

     1. AUTHORIZATION OF ISSUE OF NOTES. The Company has authorized the issue of its senior promissory notes in the aggregate principal amount of $50,000,000, to be dated the date of issue thereof, to mature, in the case of each Note so issued, no more than twelve years from the date of original issuance, to have an average life, in the case of each Note so issued, of no more than ten years, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A attached hereto. The terms "NOTE"
                                   ---------
and "NOTES" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "SERIES" of Notes.

     2A.    INTENTIONALLY OMITTED.

     2B.    PURCHASE AND SALE OF NOTES.

     2B(1). FACILITY. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Notes is herein called the "FACILITY". At any time, the aggregate principal amount of Notes stated in paragraph 1, minus the aggregate principal amount of
                                       -----
Notes purchased and sold pursuant to this Agreement prior to such time, and minus the aggregate principal amount of Accepted Notes (as hereinafter defined)
-----
which have not yet been purchased and sold hereunder prior to such time, is herein called the "AVAILABLE FACILITY AMOUNT" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

     2B(2). ISSUANCE PERIOD. Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Notes may be issued and sold pursuant to this Agreement is herein called the "ISSUANCE PERIOD".

     2B(3). REQUEST FOR PURCHASE. The Company may from time to time during the Issuance Period make requests for purchases of Notes (each such request being herein called a "REQUEST FOR PURCHASE"). Each Request for Purchase shall be made to Prudential by telefacsimile or overnight delivery service, and shall
(i) specify the aggregate principal amount of Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (monthly, quarterly or semiannual in arrears) of the Notes covered thereby, (iii) specify the use of proceeds of such Notes,
(iv) specify the proposed day for the closing of the purchase and sale of such Notes, which shall be a Business Day during the Issuance Period not less than 5 Business Days and not more than 30 Business Days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase price of such Notes is to be transferred on the Closing Day for such purchase and sale,
(vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default,
(vii) specify the Designated Spread for such Notes and (viii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

     2B(4). RATE QUOTES.  Not later than five Business Days after the
Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone between 9:30 A.M. and 2:00 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Notes at 100% of the principal amount thereof.

     2B(5). ACCEPTANCE. Within five minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2B(4), or such shorter period as Prudential may specify to the Company (such period herein called the "ACCEPTANCE WINDOW"), the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telefacsimile within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Notes (each such Note being herein called an "ACCEPTED NOTE") as to which such acceptance (herein called an "ACCEPTANCE") relates. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "ACCEPTANCE DAY" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "CONFIRMATION OF ACCEPTANCE").
If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

     2B(6). MARKET DISRUPTION. Notwithstanding the provisions of paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

     2B(7). FACILITY CLOSINGS. Not later than 1:30 P.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the account specified by the Company in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 2:30 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "RESCHEDULED CLOSING DAY") and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(iii) or
(ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential
(on behalf of each Purchaser) may at its election, at any time after 2:30
P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

     2B(8). FEES.

     2B(8)(i).   STRUCTURING FEE.  In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement by the Company and Prudential, the Company shall pay to Prudential in immediately available funds a fee (herein called the "Structuring Fee") in the amount of $50,000.

     2B(8)(ii). ISSUANCE FEE. The Company agrees to pay to each Purchaser in immediately available funds a fee (herein called the "ISSUANCE FEE") on each Closing Day in an amount equal to 0.10% of the aggregate principal amount of Notes sold to such Purchaser on such Closing Day; provided that (a) no Issuance Fee shall be due on any Closing Day occurring in 2001 and (b) if at least $20,000,000 in principal amount of Notes have been issued on or before September 30, 2001, no Issuance Fee will be due on any Closing Day occurring prior to March 31, 2002.

     2B(8)(iii). DELAYED DELIVERY FEE. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company agrees to pay to Prudential (a) on the Cancellation Date or actual closing date of such purchase and sale and
(b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the "DELAYED DELIVERY FEE") calculated as follows:

                          (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).

     2B(8)(iv). CANCELLATION FEE. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(5) or the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "CANCELLATION DATE"), the Company agrees to pay to Prudential in immediately available funds an amount (the "CANCELLATION FEE") calculated as follows:

                                   PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning ascribed to it in paragraph 2B(8)(iii). The foregoing bid and ask prices shall be as reported by Bridge\Telerate (or, if such data for any reason ceases to be available through Bridge\Telerate, any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

     3. CONDITIONS OF CLOSING. On or before the date on which this Agreement is executed and delivered the Company shall (a) pay to Prudential the Structuring Fee referenced in paragraph 2B(8)(i) and (b) deliver to Prudential an amendment to the Note Agreement dated as of July 17, 1992, and the Guaranty dated as of March 19, 1999, in each case in form and content satisfactory to Prudential. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

     3A.    CERTAIN DOCUMENTS.  Such Purchaser shall have received the following, each dated the date of the applicable Closing Day:

            (i)   The Note(s) to be purchased by such Purchaser.

            (ii) Certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

            (iii) A certificate of the Secretary or an Assistant Secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

            (iv) Certified copies of the Certificate of Incorporation and By-laws of the Company.

            (v) A favorable opinion of the Company's general counsel (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

            (vi) A good standing certificate for the Company from the secretaries of state of Hawaii and California, in each case dated as of a recent date and such other evidence of the status of each Company as such Purchaser may reasonably request.

            (vii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

     3B.    REPRESENTATIONS AND WARRANTIES; NO DEFAULT.  The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

     3C.    PURCHASE PERMITTED BY APPLICABLE LAWS.  The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by each Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition. This paragraph 3D is a closing condition and shall not be construed as a tax indemnity.

     3D.    PAYMENT OF FEES.  The Company shall have paid to Prudential or any other Purchaser any fees due it pursuant to or in connection with this Agreement, including the Structuring Fee due pursuant to paragraph 2B(8)(i), any Issuance Fee due pursuant to paragraph 2B(8)(ii) and any Delayed Delivery Fee due pursuant to paragraph 2B(8)(iii).

     4. PREPAYMENTS. The Notes shall be subject to required prepayment as and to the extent provided in paragraph 4A. The Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4B. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A.

     4A.    REQUIRED PREPAYMENTS OF NOTES.  Each Series of Notes shall be subject to the required prepayments, if any, set forth in the Notes of such Series.

     4B.    OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT.  The Notes of
each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

     4C.    NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note of a Series to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than five Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the purchaser schedule attached to the applicable Confirmation of Acceptance or by notice in writing to the Company.

     4D.    APPLICATION OF PREPAYMENTS.  In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraph 4A or 4B, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) according to the respective unpaid principal amounts thereof.

     4E.    RETIREMENT OF NOTES.  The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A or 4B, or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquired, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

     5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

     5A.    FINANCIAL STATEMENTS.  The Company covenants that it will deliver to each holder of the Notes in duplicate:

            (i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject only to changes resulting from year-end adjustments;

            (ii) as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidated statements of income and cash flows of the Company and its Subsidiaries for such year and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to the Required Holder(s) and certified by independent public accountants of recognized national standing whose opinion shall be unqualified and otherwise satisfactory in scope and substance to the Required Holder(s);

            (iii) promptly upon transmission thereof, copies of all such financial, proxy and information statements, notices and other reports as are sent to the Company's public stockholders and copies of all registration statements (without exhibits) and all reports which are filed with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

            (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any material annual, interim or special audit made by them of the books of such Company or such Subsidiary;
     and

            (v) with reasonable promptness, such other financial data as any holder of Notes may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each holder of Notes an Officers' Certificate (a) demonstrating (with computations in reasonable detail) compliance with the covenants in paragraphs [6A(1), 6A(3), 6B, 6C(2), 6C(4)] and (b) stating that there exists no Default or Event of Default, or if any such Default or Event of Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

     The Company also covenants that forthwith upon the chief executive officer, chief financial officer, treasurer or controller obtaining actual knowledge of an Event of Default or Default, it will deliver to each holder of Notes an Officers' Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

     5B.    INSPECTION OF PROPERTY. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine their books and financial records and to make copies thereof or extracts therefrom and to discuss their affairs, finances and accounts with the principal officers and the Company's independent certified public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request; provided that a principal financial officer of the Company shall have prior notice of, and may elect to be present during, discussions with the Company's independent public accountants.

     5C.    COVENANT TO SECURE NOTE EQUALLY. The Company covenants that, if it or any of its Subsidiaries shall create, assume or otherwise incur any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any obligation thereby secured so long as any such other obligation shall be so secured.

     5D.    INFORMATION REQUIRED BY RULE 144A.  The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5D, the term "QUALIFIED INSTITUTIONAL BUYER" shall have the meaning specified in Rule 144A under the Securities Act.

     5E.    MAINTENANCE OF PROPERTIES; INSURANCE. The Company covenants that it and each Subsidiary will (i) maintain or cause to be maintained in good repair, working order and condition all properties used or useful at that time in its business and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and (ii) maintain insurance with reputable and financially sound insurers in such amounts and against such liabilities and hazards as is customarily maintained by other companies operating similar businesses.

     6. NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or amount due hereunder is outstanding and unpaid, the Company covenants as follows:

     6A.    FINANCIAL COVENANTS.  The Company will not permit:

     6A(1). WORKING CAPITAL REQUIREMENT. Consolidated Working Capital at any time to be less than $1;

     6A(2). NET WORTH REQUIREMENT. Consolidated Net Worth at any time to be less than $250,000,000; or

     6A(3). FIXED CHARGE COVERAGE REQUIREMENT. The Fixed Charge Coverage Ratio at any time to be less than 4.50 to 1.00.

     6B.    DIVIDEND AND INVESTMENT LIMITATION. The Company covenants that it will not pay or declare any dividend on any class of stock or make any other distribution on account of any class of its stock, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its stock or make any Restricted Investment (all of the foregoing being herein called "Restricted Payments") unless after giving effect to any proposed Restricted Payment (i) consolidated Funded Debt of the Company and Subsidiaries does not exceed 50% of Consolidated Total Capital or (ii) the total of all Restricted Payments made during the then current fiscal year of the Company does not exceed $10,000,000 plus, if positive, 40% of Consolidated Net Earnings for the then current fiscal year. For purposes of clause (i) of the next preceding sentence, the amount of any Restricted Investments shall be excluded when calculating Consolidated Total Capital.

     6C.    LIEN, DEBT AND OTHER RESTRICTIONS.  The Company covenants that it will not and will not permit any Subsidiary to:

     6C(1). LIENS. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5C), except

            (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings,

            (ii) Liens (other than Liens pursuant to ERISA) incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

            (iii) Liens on property or assets of a Subsidiary securing obligations of such Subsidiary to the Company or another Subsidiary,

            (iv) Liens on container(s) and equipment acquired subsequent to December 31, 2000 (including Liens in connection with financing or capitalized leases), securing Funded Debt of the Company or any Subsidiary permitted by paragraph 6C(2); provided that any such Lien may arise at any time after the date on which the encumbered container(s) or equipment were acquired if such Lien relates to a cross border lease of such container(s) or equipment where (A) the lease or financing agreement provides that in the event of the bankruptcy or insolvency of the lessor, lessee, trustee or other lease transaction party, a default or casualty, or any other type of lease termination event (whether scheduled or otherwise), title to the leased containers or equipment reverts to the Company or such Subsidiary,
     (B) the aggregate amount of lease payments and consideration paid to obtain reconveyance of title to the leased containers or equipment does not exceed the original cost thereof, (C) no security interest, financing statement or similar filings are made in the United States of America in respect of the leased containers or equipment for the benefit of any Person other than the Company or such Subsidiary and (D) prior to such Lien becoming effective, the Company or such Subsidiary receives a legal opinion of counsel to the lessor and trustee, if any, to the effect that the agreements referred to in subclause (A) of this clause (iv) are valid and legally binding agreements, enforceable against the lessor or trustee, if any, in accordance with their respective terms,

            (v) Liens on Capital Assets acquired subsequent to December 31, 2000 (excluding any asset consisting of, or acquired with, insurance proceeds received in connection with any asset owned on December 31, 2000) securing Funded Debt of the Company and Subsidiaries permitted by clause
     (iii) of paragraph 6C(2),

            (vi) Liens encumbering the Company's Capital Construction Fund to the extent incurred in connection with Company's financing of obligations constituting "qualified withdrawals" under regulations adopted by the Maritime Administration under the Merchant Marine Act, 1936, as amended, and

            (vii) any Lien existing on any property of any Person at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any property acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary; provided that (a) any such Lien shall not encumber any other property of the Company or such Subsidiary, and (b) the aggregate amount of Funded Debt secured by all such Liens is at all times permitted by paragraph 6C(2);

     6C(2). FUNDED DEBT. Create, incur, assume or suffer to exist any Funded Debt, except

            (i) Funded Debt of any Subsidiary to the Company or another Subsidiary,

            (ii) Funded Debt of Subsidiaries in an aggregate principal amount at no time in excess of $25,000,000 (exclusive of Funded Debt permitted by clause (i) or (iii) hereof),

            (iii) Funded Debt of Subsidiaries described in clause (v) of paragraph 6C(1) and Funded Debt of the Company; provided that the aggregate principal amount thereof shall at no time exceed an amount equal to 200% of Consolidated Net Worth at such time;

     6C(3). MERGER. Enter into any transaction of merger, consolidation or other combination with any other Person; provided that

            (i) any Subsidiary may merge with the Company; provided that the Company shall be the continuing or surviving corporation and no Default or Event of Default will result therefrom,

            (ii)  any Subsidiary may merge with another Subsidiary, and

            (iii) the Company may merge, consolidate or combine with any other corporation; provided that (a) immediately after such merger, consolida-tion or combination, no Default or Event of Default shall exist and (b) if the Company is not the continuing or surviving corporation, the successor corporation shall be a solvent corporation organized under the laws of any state of the United States of America and shall expressly assume in writing all of the obligations of the Company under this Agreement, including all covenants herein contained, and such successor or acquiring corporation shall be substituted for the Company with the same effect as if it had been named herein as a party hereto;

     6C(4). SALE OF ASSETS.   Sell, lease or transfer or otherwise
dispose of any Capital Asset to any Person, except that during any rolling twelve-month period, the Company may sell or otherwise dispose of Capital Assets which constituted up to 10% of the total value of the assets of the Company as of December 31, 2000, so long as (A) such Capital Assets sold contributed less than 25% of the Consolidated Net Earnings in each of the three fiscal years immediately preceding any such sale and (B) such Capital Assets, when considered together with all other Capital Assets sold or otherwise disposed of subsequent to December 31, 2000, do not constitute in excess of 30% of the total value of the assets of the Company as of December 31, 2000;

     6C(5). SALE OF STOCK AND DEBT OF SUBSIDIARIES. Sell or otherwise dispose of, or part with control of, any shares of stock or Debt of any Subsidiary, except to the Company or another Subsidiary, and except that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents their fair value (as determined in good faith by the Board of Directors of the Company), at the time of sale of the shares of stock and Debt so sold, and provided that at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6C(5));

     6C(6). SALE AND LEASE-BACK. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property owned by the Company or any Subsidiary as of December 31, 2000 (including any such property acquired with insurance proceeds received in connection with any real or personal property owned by the Company or any Subsidiary on such date), which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary;

     6C(7). TRANSACTIONS WITH AFFILIATES AND STOCKHOLDERS. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise (i) any Affiliate, (ii) any Person owning, beneficially or of record, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, stock of the Company or stock of any Person owning stock of the Company (of any class having ordinary voting power for the election of directors) aggregating 5% or more of such voting power or (iii) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause
(i) or (ii) of this paragraph 6C(7); provided that the Company and Subsidiaries may enter into such transactions on terms no less favorable to the Company or Subsidiary than if no such relationship existed, including (subject in each case to the limitations of paragraph 6B)) Restricted Payments and transactions of the Company involving the sale or purchase of shares of the Company's stock; or

     6C(8). LOANS, ADVANCES AND INVESTMENTS. Make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that the Company or any Subsidiary may

            (i) make or permit to remain outstanding loans or advances to any Subsidiary;

            (ii) own, purchase or acquire stock, obligations or securities of a Subsidiary or of a Person which immediately after such purchase or acquisition will be a Subsidiary;

            (iii) acquire and own stock, obligations or securities received in settlement of debt (created in the ordinary course of business) owing to the Company or any Subsidiary,

            (iv) make investments in accordance with the resolutions of the Board of Directors of the Company; provided that such resolutions authorize only investments rated investment grade by Standard & Poor's Corporation, Moody's Investors Services, or any other nationally recognized credit rating agency,

            (v) make Restricted Investments to the extent permitted by paragraph 6B; and

            (vi) make other investments, loans and advances (other than Restricted Investments which may be made only to the extent permitted by paragraph 6B) which in aggregate (at original cost) do not exceed $25,000,000.

Notwithstanding the foregoing, amounts in the Capital Construction Fund may be invested only as provided in clause (iv) above.

     7.     EVENTS OF DEFAULT.

     7A.    ACCELERATION.  If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

            (i) the Company defaults in the payment of any principal of, or interest or Yield-Maintenance Amount on, any Note for more than two Business Days after the same shall become due, either by the terms thereof or otherwise as herein provided; or

            (ii) the Company or any Subsidiary defaults in any payment of principal of, or premium or interest on, any obligation for money borrowed (or of any obligation under conditional sale or other title retention agreement or of any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or of any obligation under notes payable or drafts accepted representing extensions of credit) other than the Notes beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement (or any other event thereunder or under any such agreement occurs and is continuing) and the effect of such default, failure or other event is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity; provided that the aggregate amount of all obligations as to which such a payment default shall occur or such a failure or other event causing or permitting acceleration (or resale to a Company or any Subsidiary) shall occur and be continuing exceeds $5,000,000; or

            (iii) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false or misleading in any material respect on the date as of which made; or

            (iv) the Company fails to perform or observe any agreement con-tained in paragraphs 5C or 6 hereof; or

            (v) the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any officer of the Company obtains actual knowledge thereof; or

            (vi) the Company or any Material Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

            (vii) any decree or order for relief in respect of the Company or any Material Subsidiary is entered under any bankruptcy, reorgan-ization, compromise, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

            (viii) the Company or any Material Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any such Material Subsidiary, or of any substantial part of the assets of the Company or any such Material Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Material Subsidiary) relating to the Company or any Material Subsidiary under the Bankrupt-cy Law of any other jurisdiction; or

            (ix)  any petition or application of the type described in clause
     (viii) of this paragraph 7A is filed, or any such proceedings are commenced, against the Company or any Material Subsidiary and the Company or such Material Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

            (x) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

            (xi) any order, judgment or decree is entered in any proceedings against the Company or any Material Subsidiary decreeing a split-up of the Company or such Material Subsidiary which requires the divestiture of (A) assets representing a substantial part, or the stock of, or other ownership interest in, a Material Subsidiary whose assets represent a substantial part of the consolidated assets of the Company or a Material Subsidiary or (B) assets or the stock of or other ownership interest in a Subsidiary that has contributed a substantial part of consolidated net income of the Company or a Material
     Subsidiary for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

            (xii) (a) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (b) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBCG or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of such proceedings, (c) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (d) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV or ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (e) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (f) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (a) through (f) above, either individually or together with any other such event or events, could reasonably be expected to have a material adverse effect on the business or condition (financial or otherwise) of the Company; or

            (xiii) any judgment or decree in the amount of $5,000,000 or more shall be entered against the Company or any of its Subsidiaries that is not paid or fully covered (beyond any applicable deductibles) by insurance and such judgment or decree shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof;

then (a) if such event is an Event of Default specified in clause (vii), (viii) or (ix) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and the Yield-Maintenance Amount with respect thereto, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) with respect to any event constituting an Event of Default, the Required Holder(s) of any Series of Notes may at its or their option, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

     7B.    RESCISSION OF ACCELERATION.  At any time after any or all of the
Notes of a Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement (as this Agreement pertains to the Notes of such Series). No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C.    NOTICE OF ACCELERATION OR RESCISSION.  Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

     7D.    OTHER REMEDIES.  If any Event of Default or Default shall
occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

     8A.    ORGANIZATION.  The Company and each Subsidiary is duly
organized, validly existing and in good standing under the laws of the state of its organization. The Company and each Subsidiary has the full power and authority to own its properties and to carry on its business as now being conducted. The Company has full power, authority and right to execute and deliver, and to perform and observe, the provisions of this Agreement and the Notes and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Notes has been duly authorized by all necessary corporate and other action, and, when duly executed and delivered, will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

     8B.    FINANCIAL STATEMENTS.  The Company has furnished each
Purchaser of any Accepted Notes with the following financial statements, identified by a principal financial officer of the Company: (i) consolidated balance sheets of the Company and its Subsidiaries as of the last day in each of the five fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated (other than fiscal years completed within 120 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for each such year, certified by an internationally recognized independent public accounting firm; and (ii) consolidated balance sheets of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, in each case prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, shareholders' equity and cash flows fairly present the results of the operations and cash flows of the Company and its Subsidiaries for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

     8C.    ACTIONS PENDING.  There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any properties or rights of the Company or any Subsidiary, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     8D.    OUTSTANDING DEBT.  Neither the Company nor any Subsidiary
has any Funded Debt outstanding except as permitted by paragraph 6C(2). There exists no default under the provisions of any instrument evidencing any Debt of the Company or any Subsidiary or of any agreement relating thereto.

     8E.    TITLE TO PROPERTIES. The Company has and each Subsidiary has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Liens of any kind except Liens permitted by paragraph 6C(1). There is no material default, nor any event that, with notice or lapse of time or both, would constitute such a material default under any material lease to which either the Company or any Subsidiary is a lessee, lessor, sublessee or sublessor.

     8F.    TAXES.  The Company has and each Subsidiary has filed all Federal, state and other income tax and informational returns which are required to be filed by it. The Company and each such Subsidiary has paid all taxes as shown on its returns and on all assessments received to the extent that such taxes have become due, except such assessments as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

     8G.    CONFLICTING AGREEMENTS AND OTHER MATTERS.    Neither the execution
nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions of this Agreement or the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, their respective articles or incorporation or bylaws (or other comparable governing documents, as applicable), any award of any arbitrator or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any Subsidiary is subject. Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing any of their respective Debt, any agreement relating thereto or any other contract or agreement which restricts or otherwise limits the incurring of Debt pursuant hereto, except as set forth on Schedule 8G hereto.

     8H.    OFFERING OF THE NOTES.  Neither the Company nor any agent
acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person or Persons other than Prudential and the Purchasers, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or blue sky law of any applicable jurisdiction.

     8I.    REGULATION U, ETC.  None of the proceeds of the Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" (as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock")) or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     8J.    ERISA.  No accumulated funding deficiency (as defined in section
302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any of its Subsidiaries or any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to the prohibitions of, section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser's representation in paragraph 9B.

     8K.    GOVERNMENTAL CONSENT.  Neither the nature of the Company or any of its Subsidiaries, nor any of their respective businesses or properties, nor any relationship between the Company or a Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by, notice to or filing with any court, administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state blue sky authorities) in connection with (i) the execution and delivery of this Agreement, (ii) the offering, issuance, sale or delivery of the Notes or (iii) fulfillment of or compliance with the terms and provisions of this Agreement and the Notes.

     8L.    HOLDING COMPANY AND INVESTMENT COMPANY STATUS.  Except as
set forth in the next succeeding sentence, neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "Public utility" within the meaning of the Federal Power Act, as amended, or an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "Investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended. The Company's corporate parent (the "PARENT") is a "holding company" as such term is defined in the public Utility Holding Company Act of 1935, as amended, but is exempt from all provisions of such Act, except section 9(a)(2) thereof (relating to the acquisition of securities of a "public-utility company"), because (i) the Parent is incorporated in Hawaii, and substantially all of its utility operations are conducted in Hawaii and (ii) of the filing annually with the Securities and Exchange Commission of an exemption statement. On each date as of which this representation is made or confirmed, the Parent has on file with the Securities and Exchange Commission such an exemption statement, which is in full force and effect.

     8M.    POSSESSION OF FRANCHISES, LICENSES, ETC.  The Company and its
Subsidiaries possess all material franchises, certificates, licenses, development and other permits and other authorizations from governmental political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses, easements, rights of way and other rights (collectively, "Material Rights"), free from burdensome restriction, that are necessary in the judgment of the Company in any material respect for the ownership, maintenance and operation of their business, properties and assets, and neither the Company nor any of its Subsidiaries is in violation of any Material Rights in any material respect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such Material Rights, or which materially and adversely affects the rights of the Company or its Subsidiaries thereunder.

     8N.    ENVIRONMENTAL AND SAFETY MATTERS.  The Company and its
Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all Environmental and Safety Laws except where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     8O.    HOSTILE TENDER OFFERS.  None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

     8P.    EMPLOYEE RELATIONS.  Neither the Company nor any Subsidiary is the
subject of (i) any material strike, work slowdown or stoppage, union organizing drive or other similar activity or (ii) any material action, suit, investigation or other proceeding involving alleged employment discrimination, unfair termination, employee safety or similar matters or, to the best knowledge of the Company, is any such event imminent or likely to occur except those which, individually or in aggregate, could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     8Q.    REGULATIONS AND LEGISLATION.  To the best knowledge of the Company, no law, regulation, interpretation or legislation has been enacted or issued that could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     8R.    DISCLOSURE.  Neither this Agreement nor any other document, certificate or statement furnished to Prudential or any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any Subsidiary which materially adversely affects, or in the future may (so far as the Company can now foresee) materially adversely affect, the consolidated business, property, assets, prospects or financial condition of the Company and the Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date this representation is made or confirmed in connection with the transactions contemplated hereby.

     9.     REPRESENTATIONS OF THE PURCHASERS.

     Each Purchaser represents as follows:

     9A.    NATURE OF PURCHASE.  Such Purchaser is acquiring the Notes purchased by it hereunder for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

     9B.    SOURCE OF FUNDS.  At least one of the following statements is true regarding the source of funds being used by such Purchaser to pay the purchase price of the Notes being purchased by such Purchaser hereunder: (i) the source is the "insurance company general account" of such Purchaser (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Notes such Purchaser satisfies all of the applicable requirements for relief under Sections I and IV of PTCE 95-60 or (ii) the source is a separate account maintained by such Purchaser in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more or
(iii) the source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA. For the purpose of this paragraph 9B, the terms "SEPARATE ACCOUNT" and "EMPLOYEE BENEFIT PLAN" shall have the respective meanings specified in section 3 of ERISA.

     10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

     10A.   YIELD-MAINTENANCE TERMS.

     "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or San Francisco, California are required or authorized to be closed.

     "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that (i) is to be prepaid pursuant to paragraph 4B or (ii) is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "DESIGNATED SPREAD" shall mean 0 in the case of each Note of any Series unless the Confirmation of Acceptance with respect to the Notes of such Series specifies a different Designated Spread in which case it shall mean, with respect to each Note of such Series, the Designated Spread so specified.

     "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Bridge\Telerate Service (or such other display as may replace Page 678 on the Bridge\Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and
(b) interpolating linearly between yields reported for various maturities.
The Reinvestment Yield shall be rounded to the same number of decimal places as appears in the coupon of the applicable Note.

     "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal (i) is to be prepaid pursuant to paragraph 4B or (ii) is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B.   OTHER TERMS.

     "ACCEPTANCE" shall have the meaning specified in paragraph 2B(5).

     "ACCEPTANCE DAY" shall have the meaning specified in paragraph 2B(5).

     "ACCEPTANCE WINDOW" shall have the meaning specified in paragraph 2B(5).

     "ACCEPTED NOTE" shall have the meaning specified in paragraph 2B(5).

     "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT" shall have the meaning specified in paragraph 11C.

     "AUTHORIZED OFFICER" shall mean (i) in the case of the Company, any officer of the Company designated as an "Authorized Officer" in the Information Schedule or any officer of the Company designated as an "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of the Company's Authorized Officers and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential, and whom the Company in good faith believe to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

     "AVAILABLE FACILITY AMOUNT" shall have the meaning specified in paragraph 2B(1).

     "BANKRUPTCY LAW" shall have the meaning specified in clause (vii) of paragraph 7A.

     "BUSINESS DAY" shall have the meaning specified in paragraph 10A.

     "CANCELLATION DATE" shall have the meaning specified in paragraph
2B(8)(iv).

     "CANCELLATION FEE" shall have the meaning specified in paragraph
2B(8)(iv).

     "CAPITAL ASSETS" shall mean all assets other than current assets, and shall not include any amounts in the Capital Construction Fund.

     "CAPITAL CONSTRUCTION FUND" shall mean the fund established and maintained by Company in accordance with Section 607 of the Merchant Marine Act, 1936, as amended.

     "CAPITALIZED LEASE OBLIGATION" shall mean, with respect to any Person, any rental obligation of such Person which, under GAAP, is or will be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et. seq.), as amended, and the regulations promulgated thereunder.

     "CLOSING DAY" shall mean, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the
                                                --------
Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "CLOSING DAY" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "CONFIRMATION OF ACCEPTANCE" shall have the meaning specified in paragraph 2B(5).

     "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated Net Earnings for such period plus, to the extent deducted in the calculation thereof, Consolidated Interest Expense, taxes, depreciation and amortization.

     "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, the sum of all amounts that would, in accordance with GAAP, be deducted in computing Consolidated Net Earnings for such period on account of interest, including without limitation, imputed interest in respect of Capitalized Lease Obligations, fees in respect of letters of credit and bankers' acceptance financing and amortization of debt discount and expense.

     "CONSOLIDATED NET EARNINGS" shall mean, for any period, the consolidated net income of the Company and Subsidiaries as determined in accordance with GAAP.

     "CONSOLIDATED NET WORTH" shall mean, as of the time of any determination, the sum of (i) the par value (or value stated on the books of the Company) of the capital stock of all classes of the Company, plus (or minus in the case of a surplus deficit) (ii) the amount of the consolidated surplus, whether capital or earned, of the Company and its Subsidiaries.

     "CONSOLIDATED TANGIBLE NET WORTH" shall mean, as of the time of any determination, Consolidated Net Worth minus the sum of treasury stock, unamortized debt discount and expense, goodwill, trademarks, trade names, patents, deferred charges and other intangible assets of the Company and Subsidiaries on a consolidated basis and any write-up of the value of any of their assets after December 31, 2000.

     "CONSOLIDATED TOTAL CAPITAL" shall mean, as of the time of any determination, the sum of (i) consolidated Funded Debt of the Company and Subsidiaries, (ii) Consolidated Net Worth and (iii) Deferred Income Taxes.

     "CONSOLIDATED WORKING CAPITAL" shall mean the excess of consolidated current assets over consolidated current liabilities of the Company and Subsidiaries.

     "CURRENT DEBT" shall mean any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of the creation thereof; provided that any obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation, or may be payable out of the proceeds of a revolving credit or similar agreement effective for more than one year after the date such agreement was entered into pursuant to the terms of such agreement.

     "DEBT" shall mean Funded Debt and/or Current Debt, as the case may be.

     "DEFERRED INCOME TAXES" shall mean as of the time of any determination, the liability for deferred income taxes of the Company and Subsidiaries on a consolidated basis.

     "DELAYED DELIVERY FEE" shall have the meaning specified in paragraph 2B(8)(iii).

     "DESIGNATED EVENT" shall mean any event (including any issuance or transfer of equity securities or voting rights) which results in Alexander & Baldwin, Inc. (i) ceasing to own 100% of the capital stock of the Company or
(ii) no longer possessing the unrestricted ability to elect all members of the Company's board of directors and in connection with which the Company or any Subsidiary incurs or guarantees any Debt.

     "ENVIRONMENTAL AND SAFETY LAWS" shall mean all Federal, state and local laws, regulations and ordinances, relating to the discharge, handling, disposition or treatment of Hazardous Materials and other substances or the protection of the environment or of employee health and safety, including, without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1901 et. Seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et. Seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et. Seq.), the Clean Air Act (42 U.S.C. Section 7401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et. seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 11001 et. seq.), each as the same may be amended and supplemented.

     "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

     "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "FACILITY" shall have the meaning specified in paragraph 2B(1).

     "FACILITY FEE " shall have the meaning specified in paragraph 2B(8)(i).

     "FIXED CHARGE COVERAGE RATIO" shall mean (i) at the end of any fiscal quarter ending prior to the occurrence of a Designated Event and at the end of any fiscal quarter ending subsequent to the last fiscal quarter when clause
(ii), below, is operative, the ratio of Consolidated EBITDA to Consolidated Interest Expense for the period of four consecutive fiscal quarters then most recently ended, (ii) at the time of the occurrence of a Designated Event and the end of each of the next three complete fiscal quarters ended subsequent to the occurrence of a Designated Event, the ratio of Pro Forma Consolidated EBITDA to Pro Forma Consolidated Interest Expense.

     "FUNDED DEBT" shall mean and include, without duplication, (i) any obligation payable more than one year from the date of creation thereof, which is shown on the balance sheet as a liability in accordance with GAAP (including Capitalized Lease Obligations but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation), (ii) endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business), guarantees and other contractually incurred contingent liabilities (whether direct or indirect) in connection with the obligations of any Person, to the extent that such obligations are payable more than one year from the date of creation thereof (including all guarantees of Funded Debt of another Person) and (iii) obligations under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable such Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, to the extent that such obligations are payable more than one year from the date of creation thereof.

     "GAAP" shall have the meaning provided in paragraph 10C.

     "HEDGE TREASURY NOTE(S)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

     "HOSTILE TENDER OFFER" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases for portfolio investment purposes of such shares, equity interests, securities or rights which, together with any shares, equity interests, securities or rights then owned, represent less than 5% of the equity interests or beneficial ownership of such corporation or other entity, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

     "INCLUDING" shall mean, unless the context clearly requires otherwise, "including without limitation".

     "ISSUANCE PERIOD" shall have the meaning specified in paragraph 2B(2).

     "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement (exclusive of financing statements field for precautionary purposes only) under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

     "MARGIN STOCK" shall have the meaning specified in paragraph 8I.

     "MATERIAL SUBSIDIARY" shall mean any Subsidiary, the tangible net worth of which is, on the date of determination, 5% or more of Consolidated Tangible Net Worth.

     "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "NOTES" shall have the meaning specified in paragraph 1.

     "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its Chief Executive Officer, Chief Financial Officer, President, one of its Vice Presidents or its Treasurer.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

     "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

     "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by either Company or any ERISA Affiliate.

     "PRO FORMA CONSOLIDATED EBITDA" shall mean (i) at the time of the occurrence of a Designated Event and after giving effect to any incurrence or repayment of indebtedness in connection therewith, for the immediately succeeding 365 day period, projected Consolidated EBITDA for such period as set forth in the most recent projections provided to the Company's Board of Directors as constituted prior to the Designated Event (which projected Consolidated EBITDA shall be deemed to be 125% of Consolidated EBITDA for the most recently completed fiscal year of the Company for which audited financial statements have been delivered to the Note holders if the projected Consolidated EBITDA provided to the Board of Directors exceeds 125% of the Consolidated EBITDA derived from such audited statements), (ii) for the first complete fiscal quarter ended subsequent to the date of a Designated Event, Consolidated EBITDA for such fiscal quarter multiplied by four, (iii) for the second complete fiscal quarter ended subsequent to the date of a Designated Event, Consolidated EBITDA for such fiscal quarter and the immediately preceding fiscal quarter multiplied by two and (iv) for the third complete fiscal quarter ended subsequent to the date of a Designated Event, Consolidated EBITDA for such fiscal quarter and the immediately preceding two fiscal quarters multiplied by 1.33.

     "PRO FORMA CONSOLIDATED INTEREST EXPENSE" shall mean (i) at the time of the occurrence of a Designated Event and after giving effect to any incurrence or repayment of indebtedness in connection therewith, for the immediately succeeding 365 day period, Consolidated Interest Expense calculated on a pro
                                                                         ---
forma basis assuming the consolidated indebtedness of the Company and
-----
Subsidiaries outstanding upon giving effect to the Designated Event was outstanding on each day of such 365 day period, (ii) for the first complete fiscal quarter ended subsequent to the date of a Designated Event, Consolidated Interest Expense for such fiscal quarter multiplied by four, (iii) for the second complete fiscal quarter ended subsequent to the date of a Designated Event, Consolidated Interest Expense for such fiscal quarter and the immediately preceding fiscal quarter multiplied by two and (iv) for the third complete fiscal quarter ended subsequent to the date of a Designated Event, Consolidated Interest Expense for such fiscal quarter and the immediately preceding two fiscal quarters multiplied by 1.33. Pro Forma Consolidated Interest Expense shall include interest expense with respect to indebtedness guaranteed by the Company or any Subsidiary if the guaranty was entered into in connection with a Designated Event.

     "PROHIBITED TRANSACTION" shall mean any transaction described in section 406 of ERISA which is not exempt by reason of section 408 of ERISA or the transitional rules set forth in section 414(c) of ERISA and any transaction described in section 4975(c) of the Code which is not exempt by reason of section 4975(c) (2) or section 4975(d) of the Code, or the transitional rules of section 2003(c) of ERISA.

     "PRUDENTIAL" shall mean The Prudential Insurance Company of America. "PRUDENTIAL AFFILIATE" shall mean (i) any corporation or other entity controlling, controlled by, or under common control with, Prudential and (ii) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition. For purposes of this definition the terms "control", "controlling" and "controlled" shall mean the ownership, directly or through subsidiaries, of a majority of a corporation's or other Person's voting stock or equivalent voting securities or interests.

     "PURCHASERS" shall mean, with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s) which are purchasing such Accepted Notes.

     "REQUEST FOR PURCHASE" shall have the meaning specified in paragraph
2B(3).

     "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding and, if no Notes are outstanding, shall mean Prudential.

     "RESCHEDULED CLOSING DAY" shall have the meaning specified in paragraph 2B(7).

     "RESTRICTED INVESTMENT" shall mean any loan or advance to, or purchase of or investment in any stock, notes, obligations or securities or, or any other interest in, or any capital contribution to, any Affiliate or any Person with any ownership interest in any Affiliate.

     "RESTRICTED PAYMENTS" shall have the meaning specified in paragraph 6B.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SERIES" shall have the meaning specified in paragraph 1.

     "SIGNIFICANT HOLDER" shall mean (i) Prudential or any Prudential Affiliate, so long as Prudential or any Prudential Affiliate shall hold any Note or the Issuance Period has not terminated or (ii) any other holder of at least 10% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

     "SUBSIDIARY" shall mean any Person, all of the stock (or other equity interests) of every class of which, except directors' qualifying or residency shares (or their equivalent) shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

     "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased under this Agreement.

     10C.   ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS.  All references in this Agreement to "generally accepted accounting principles" and "GAAP" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

     11.    MISCELLANEOUS.

     11A.   NOTE PAYMENTS.  The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit on the date due to the account or accounts of such Purchaser specified in the purchaser schedule attached to the applicable Confirmation of Acceptance with respect to such Note or such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

     11B.   EXPENSES.  The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including
(i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the reasonable costs and expenses, including attorneys' fees, incurred by any Purchaser or any Transferee in enforcing any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note. Notwithstanding the foregoing, the Company shall have no reimbursement obligation for any fees, costs or expenses incurred through the date of this Agreement.

     11C.   CONSENT TO AMENDMENTS.  This Agreement may be amended, and the
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11D.   FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES.  The Notes are
issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each prepayment of principal payable on each prepayment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the prepayment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any prepayment or prepayments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E.   PERSONS DEEMED OWNERS; PARTICIPATIONS.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and Yield Maintenance Amount, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

     11F.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.  All
representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

     11G.   SUCCESSORS AND ASSIGNS.  All covenants and other agreements in this
Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11H.   INDEPENDENCE OF COVENANTS.  All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit, through equitable action or otherwise, the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.

     11I.   NOTICES.  All written communications provided for hereunder (other than communications provided for under paragraph 2B) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and
(i) if to any Purchaser, addressed as specified for such communications in the purchaser schedule attached to the applicable Confirmation of Acceptance or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 333 Market Street, San Francisco, California 94120, Attention: Chief Financial Officer or at such other address as the Company shall have specified to each holder of a
Note in writing, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2B shall be made by the method specified for such communication in paragraph 2B, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telefacsimile communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telefacsimile terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telefacsimile terminal as the party receiving the information shall have specified in writing to the party sending such information.

     11J.   DESCRIPTIVE HEADINGS.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11K.   SATISFACTION REQUIREMENT.  If any agreement, certificate or other writing, or any action taken or to be taken, is, by the terms of this Agreement, required to be satisfactory to Prudential, any Purchaser or the Required Holder(s), the determination of such satisfaction shall be made by Prudential, such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person(s) making such determination.

     11L.   GOVERNING LAW.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.


     11M.   PAYMENTS DUE ON NON-BUSINESS DAYS.  Anything in this
Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day.

     11N.   SEVERABILITY.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11O. SEVERALTY OF OBLIGATIONS. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

     11P.   COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.



                     [Balance of Page Intentionally Left Blank.]

     11Q.   BINDING AGREEMENT.  When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

                                   MATSON NAVIGATION COMPANY, INC.,
                                   a Hawaii corporation


                                   By:  /s/ M. J. Cox
                                        ----------------------------
                                   Its: SVP, CFO and Controller


                                   And by:  /s/ R. J. Donohue
                                            ----------------------------
                                   Its:     Senior Vice President
The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE
   COMPANY OF AMERICA


By  /s/ Mitchell W. Reed
    ----------------------------
          Vice President

                                                                    EXHIBIT A
                                                                    ---------


                        MATSON NAVIGATION COMPANY, INC.

                             SERIES ___ SENIOR NOTE


No.
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:


     FOR VALUE RECEIVED, the undersigned, MATSON NAVIGATION COMPANY, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Hawaii, hereby promises to pay to _______________, or registered assigns, the principal sum of ______________DOLLARS payable [on the Principal Prepayment Dates and in the amounts specified above, and] on the Final Maturity Date specified above [in an amount equal to the unpaid balance of the principal amount hereof,] with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of
(i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its Prime Rate.

     Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Private Shelf Agreement, dated as of June 29, 2001 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

     This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

     This Note shall be construed and enforced in accordance with the internal law of the State of California.

                                        MATSON NAVIGATION COMPANY, INC.



                                        By:
                                        Title:

                                                                    EXHIBIT B
                                                                    ---------


                         [FORM OF REQUEST FOR PURCHASE]


                        MATSON NAVIGATION COMPANY, INC.


     Reference is made to the Private Shelf Agreement (the "Agreement"), dated as of June 29, 2001 between Matson Navigation Company, Inc. (the "Company"), on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

     Pursuant to paragraph 2B(3) of the Agreement, the Company hereby makes the following Request for Purchase:

     1. Aggregate principal amount of
        the Notes covered hereby
        (the "Notes")............$____________

     2. Individual specifications of the Notes:

                                    Principal
                     Final          Prepayment       Interest
Principal            Maturity       Dates and        Payment
Amount1              Date2          Amounts2         Period
---------            -----          --------         ------



     3. Use of proceeds of the Notes:

     4. Proposed day for the closing of the purchase and sale of the Notes:

     5. The purchase price of the Notes is to be transferred to:

          Name, Address
          and ABA Routing               Number of
          Number of Bank                Account
          --------------                -------



     6. The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

     7. In connection with any rate quotes it may provide, Prudential should assume a Designated Spread of ___%.



Dated:                             MATSON NAVIGATION COMPANY, INC.



                                   By:
                                   Authorized Officer


__________________________

1    Minimum principal amount of $5,000,000.
2 Maturity of not more than twelve years and average life of not more than ten years.

                                                                   EXHIBIT C
                                                                   ---------

                      [FORM OF CONFIRMATION OF ACCEPTANCE]


                        MATSON NAVIGATION COMPANY, INC.


     Reference is made to the Private Shelf Agreement (the "Agreement"), dated as of June 29, 2001 between Matson Navigation Company, Inc. (the "Company"), on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

     Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2B(5) and 2B(7) of the Agreement relating to the purchase and sale of such Notes and by the provisions of the penultimate sentence of paragraph 11A of the Agreement.

     Pursuant to paragraph 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I. Accepted Notes:  Aggregate principal
   amount $__________________

   (A)    (a)  Name of Purchaser:
          (b) Principal amount:
          (c) Final maturity date:
          (d) Principal prepayment dates and amounts:
          (e) Interest rate:
          (f) Interest payment period:
          (g) Payment and notice instructions: As set forth on attached Purchaser Schedule
          (h) Designated Spread: ____%

     (B)  (a)  Name of Purchaser:
          (b) Principal amount:
          (c) Final maturity date:
          (d) Principal prepayment dates and amounts:
          (e) Interest rate:
          (f) Interest payment period:
          (g) Payment and notice instructions: As set forth on attached Purchaser Schedule
          (h) Designated Spread: ____%

     [(C), (D)... same information as above.]

II. Closing Day:


Dated:                                  MATSON NAVIGATION COMPANY, INC.


                                        By:
                                        Title:



                                        THE PRUDENTIAL INSURANCE
                                                 COMPANY OF AMERICA



                                        By:
                                        Vice President


                                        [PRUDENTIAL AFFILIATE(S)]

                                                                   EXHIBIT D
                                                                   ---------


                 [FORM OF OPINION OF COMPANY'S GENERAL COUNSEL]


                                                    [Date of Closing]

[Each Purchaser]
c/o Prudential Capital Group
Four Embarcadero Center
Suite 2700
San Francisco, California  94111

Ladies and Gentlemen:

     As the General Counsel of Matson Navigation Company, Inc., a Hawaii corporation (the "Company"), I am familiar with the Private Shelf Agreement, dated as of June 29, 2001, between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which may become bound thereby, on the other hand (the "Agreement"), pursuant to which the Company has issued to you today its ___% Series ___ Senior Notes in the aggregate principal amount of $________ (the "Notes"). All capitalized terms used herein that are defined in the Agreement shall have, unless otherwise defined herein, the respective meanings specified in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in clause (v) of paragraph 3A of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

     In this connection, I have examined such certificates of public officials, certificates of officers of the Company and copies certified to my satisfaction of documents and records of the Company, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which I have not independently established. With respect to the opinion expressed in paragraph 6 below, I have also relied upon the representation made by [each of] you in paragraph
9A of the Agreement.

     Based on the foregoing, it is my opinion that:

     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Hawaii, with the corporate power, authority and legal right to conduct its business as presently conducted.

     2. The Company has the full corporate power, authority and legal right to execute and deliver the Agreement and the Notes and to perform and observe its obligations thereunder.

     3. The Agreement and the Notes have been duly authorized by all requisite corporate action on the part of the Company and have been duly executed and delivered by authorized officers of the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     4. The execution and delivery of the Agreement and the Notes by the Company do not, and the performance and observance of the terms thereof will not, breach, conflict with or contravene any provisions in the articles of incorporation or by-laws of the Company or any provision of any material law or regulation applicable to the Company or its properties or other assets.

     5. The execution and delivery of the Agreement and the Notes do not, and the performance and observance of the terms thereof will not, (A) conflict with, (B) result in any breach of the terms, conditions or provisions of, (C) constitute a default under or violation of, or (D) result in or permit the creation or imposition of any Liens upon any of the properties or other assets of the Company pursuant to, any material order, judgment, decree, indenture, mortgage or any other material agreement or instrument known to me (inclusive of all agreements listed on Schedule 8G to the Agreement) to which the Company is a party or by which any of its properties or other assets are bound.

     6. The issuance, sale and delivery of the Notes to you is an exempt transaction under the Securities Act of 1933, as amended, and does not require the registration of the Notes under such Act, nor is qualification of an indenture in respect thereof required under the Trust Indenture Act of 1939, as amended.

     7. The extension, arranging and obtaining of the credit represented by the Notes does not result in any violation of Regulation U or X of the Board of Governors of the Federal Reserve System.

     8. To the best of my knowledge after due inquiry, there is no action, suit, investigation or proceeding pending or threatened against any Company or any of its Subsidiaries or any of their respective properties which could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole

     9. The Company is a citizen of the United States within the meaning of the Shipping Act, 1916, as amended.

     10. None of the Company or any of its Subsidiaries is a "public utility" within the meaning of the Federal Power Act, as amended, or an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended. The Company and its Subsidiaries are an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, but are exempt from all provisions of the Public Utility Holding Company Act of 1935, as amended, except section 9(a)(2) thereof.

     The above opinions are subject to the following qualifications:

          (i) That the opinions concerning the enforceability of the rights and remedies provided in any document against any particular party are subject to any applicable bankruptcy, reorganization, insolvency, arrangement, moratorium, fraudulent transfer, usury or other similar laws affecting generally the enforcement of creditors' rights from time to time in effect;

          (ii) That the opinions concerning the validity, binding effect and enforceability of any document with respect to any party are based on the assumption that such document constitutes or will constitute a legal, valid and binding agreement of the other parties thereto;

          (iii) That with respect to the opinions concerning the enforceability of any document, no opinion is expressed as to the specific remedy any court, other governmental authority or arbitrator may grant, impose or render;

          (iv) That the opinions concerning the enforceability of certain remedies authorized or contained in any document may be limited by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

          (v) That the opinions concerning enforceability are subject to the effect of court decisions and statutes which indicate that provisions in the Agreement which permit you to take action or make determinations may be subject to a requirement that such actions be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for your protection.

     Except as specifically provided above, this opinion speaks as of the date hereof, and I have no responsibility to update this opinion for events of circumstances occurring after the date hereof or as to facts relating to prior events which are subsequently brought to my attention. I shall not have any obligation or duty to advise you of any changes of law. I am admitted to practice in the State of New York and, except with respect to the opinions rendered in paragraphs 1 through 3 hereof, this opinion is limited solely to the present law of the States of New York and the United States of America, to present judicial interpretations thereof and to the facts as they currently exist.

     This opinion is rendered solely in connection with the transaction described herein and, without my express permission, may not be relied upon by any Person other than you and any Transferee.

                                   Very truly yours,

                              INFORMATION SCHEDULE

                       Authorized Officers for Prudential
                       ----------------------------------

ALLEN A. WEAVER                        STEPHEN J. DEMARTINI
Senior Managing Director               Managing Director
PRUDENTIAL CAPITAL GROUP               PRUDENTIAL CAPITAL GROUP
Two Prudential Plaza                   Four Embarcadero Center
Suite 5400                             Suite 2700
Chicago, Illinois  60601               San Francisco, California  94111
Telephone:  (312) 540-4211             Telephone:  (415) 291-5058
Facsimile:  (312) 540-4219             Facsimile:  (415) 421-6233


JOSEPH Y. ALOUF                        MITCHELL W. REED
Senior Vice President                  Vice President
PRUDENTIAL CAPITAL GROUP               PRUDENTIAL CAPITAL GROUP
Four Embarcadero Center                Four Embarcadero Center
Suite 2700                             Suite 2700
San Francisco, California  94111       San Francisco, California  94111
Telephone:  (415) 291-5056             Telephone:  (415) 291-5059
Facsimile:  (415) 421-6233             Facsimile:  (415) 421-6233


                      Authorized Officers for the Company
                      -----------------------------------


C. B. MULHOLLAND                       MATTHEW J. COX
President and                          Senior Vice President, Chief
   Chief Executive Officer                Financial Officer & Controller
MATSON NAVIGATION COMPANY, INC.        MATSON NAVIGATION COMPANY, INC.
Post Office Box 7452                   Post Office Box 7452
San Francisco, California  94120       San Francisco, California  94120
Telephone:  (415) 957-4565             Telephone:  (415) 957-4556
Facsimile:  (415) 957-4234             Facsimile:  (415) 957-4930

                             T.H. REID
                             Treasurer
                             MATSON NAVIGATION COMPANY, INC.
                             Post Office Box 7452
                             San Francisco, California  94120
                             Telephone:  (415) 957-4768
                             Facsimile:  (415) 957-4076